UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

TAKUNG ART CO., LTD

(Exact name of Registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Office Q 11th Floor, Kings Wing Plaza 2

No. 1 Kwan Street, Sha Tin, New Territories, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +8613020144962

Room 709 Tower 2, Admiralty Centre,

18 Harcourt Road, Admiralty, Hong Kong

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2023, Takung Art Co., Ltd. (the “Company”) received a notice from the NYSE Regulation (the “NYSE Regulation”) of NYSE American LLC indicating that the Company was not in compliance with Section 1007 of the NYSE American Company Guide (the “Listing Rule”) because the Company failed to timely file its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 (the “Form 10-Q”), with the Securities and Exchange Commission (the “SEC”). The Listing Rule requires listed companies to timely file all required periodic financial reports with the SEC.

The Company filed the Form 10-Q on May 24, 2023, and received a letter from the NYSE Regulation informing the Company that it had regained compliance with Section 1007 of the Listing Rule as a result of the Company’s filing of its Form 10-Q. As the Company has regained compliance, the receipt of the Letter confirmed that the matter was now closed.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of the Company held on May 25, 2023, the Company’s stockholders voted on the matters described below.

1. The Company’s stockholders elected four directors, each to serve until the 2023 annual meeting of stockholders and until their respective successors have been elected and qualified or until their earlier resignation or removal. The number of shares that (a) voted for the election of each director and (b) withheld authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Withheld
Kuangtao Wang	19,366,770	62,162
Doug Buerger	19,296,560	132,372
Ronggang (Jonathan) Zhang	19,282,499	146,433
Guisuo Lu	19,366,731	62,201

There were no broker non-votes with respect to the election of each director.

2. The Company’s stockholders ratified the selection of Assentsure PAC as the Company’s independent registered public accounting firm for the year ending December 31, 2022. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
19,363,233	34,902	30,797

There were no broker non-votes on the proposal to ratify the selection of the Company’s independent registered public accounting firm for the year ending December 31, 2022.

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3. The Company’s stockholders approved the proposed sale (the “Disposition”) of our subsidiaries, Hong Kong MQ Group Limited, Hong Kong Takung Art Company Limited to Fecundity Capital Investment Co., Ltd for a purchase price of US$1,500,000. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
19,335,749	53,053	40,130

There were no broker non-votes on the proposal to approve the Disposition.

4. The Company’s stockholders approved the adoption of the Amended and Restated Agreement and Plan of Merger (“Merger Agreement”) by and between the Company and NFT Limited, an exempted company incorporated under the laws of the Cayman Islands and a wholly owned subsidiary of the Company (the “Redomicile”) pursuant to which NFT Limited will be the surviving company. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
19,281,568	114,105	33,259

There were no broker non-votes on the proposal to approve the adoption of the Merger Agreement and the Redomicile.

5. The Company’s stockholders approved the adoption of the Memorandum and Articles of Association of NFT Limited (the “M&A”) pursuant to which NFT Limited will be authorized to issue 450,000,000 Class A ordinary shares, par value US$0.0001 each (the “Class A Ordinary Shares”), 50,000,000 Class B ordinary shares, par value US$0.0001 each (the “Class B Ordinary Shares”). The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
19,231,733	163,060	34,139

There were no broker non-votes on the proposal to approve the adoption of the M&A.

6. The Company’s stockholders approved an alteration to the share capital of the Company by the conversion of each of the Company’s issued and paid up share of Common Stock with a par value of $0.001 (the “Common Stock”) into one Class A Ordinary Share to be issued as fully paid in the name of each shareholder, for each share of Common Stock which was registered in the name of each shareholder prior to the application of this resolution (collectively, the “Reclassification”). The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
19,234,999	160,675	33,258

There were no broker non-votes on the proposal to approve the Reclassification.

7. The Company’s stockholders approved the adoption of the Company’s 2023 Equity Incentive Plan (the “2023 Plan”). The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Abstentions
19,232,376	164,589	31,967

There were no broker non-votes on the proposal to approve the 2023 Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2023

Takung Art Co., Ltd

/s/ Kuangtao Wang
Name:	Kuangtao Wang
Title:	Chief Executive Officer